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                                                                    EXHIBIT 3.14
[SEAL]

                               ARTICLES OF MERGER
                                       OF
                          SIMPLEX MEDICAL SYSTEMS INC.
                                      INTO
                           ANAMED INTERNATIONAL, INC.

[SEAL]

          FIRST: The name of the surviving corporation is Anamed International, Inc., a Nevada corporation ("Anamed"). The name of the corporation being merged with and into the surviving corporation is Simplex Medical Systems Inc., a Nevada corporation ("Simplex").

          SECOND: A Plan of Merger was adopted by the Board of Directors of each corporation that is a party to this merger.

          THIRD: A Plan of Merger was approved by the stockholders of each corporation that is a party to this merger by an Action by Written Consent.

          FOURTH: The complete executed Plan of Merger is on file at the place of business of Anamed located at 3305 Spring Mountain Road, Suite 60, Las Vegas, Nevada 89102, and a copy of the Plan of Merger will be furnished by Anamed on request and without cost to any stockholder of any corporation which is a party to this merger.

          FIFTH: This merger shall be effective upon the filing of these Articles of Merger with the Nevada Secretary of State.

          IN WITNESS WHEREOF, the undersigned have executed these Articles of Merger on March 31, 1995.

                                              ANAMED INTERNATIONAL, INC.,
                                              a Nevada corporation

                                              By: /s/ James Weigl
                                                  ------------------------------
                                                  James Weigl, President

                                              By: /s/ Burrell E. Clawson
                                                  ------------------------------
                                                  Burrell E. Clawson, Secretary

                                                                          [SEAL]
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STATE OF CALIFORNIA        )
                           )
COUNTY OF ORANGE           )

     On March 31, 1995, before me, W. JEAN NEWFIELD, a Notary Public in and for said State, personally appeared James Weigl, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

          WITNESS my hand and official seal.

                                                Signature: /s/ W. Jean Newfield
                                                          ----------------------

[SEAL]

STATE OF CALIFORNIA        )
                           )
COUNTY OF ORANGE           )

     On March 31, 1995, before me, W. JEAN NEWFIELD, a Notary Public in and for said State, personally appeared Burrell E. Clawson, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

          WITNESS my hand and official seal.

                                                Signature: /s/ W. Jean Newfield
                                                          ----------------------

[SEAL]

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